Exhibit 10.29.13

AMENDMENT NUMBER TWELVE TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation January 1, 2005 and with respect to Stock Compensation, April 15, 2005)

The MetLife Leadership Deferred Compensation Plan ("the Plan'') is hereby amended, effective as of the dates set forth below, as follows:

1.	The following shall be added as Section 7.3

Effective September 1, 2017, a Participant will have the option to have the existing Investment Tracking Funds in their Deferred Compensation Account and Matching Contribution automatically rebalanced. Any reallocation of Investment Tracking Funds that occurs pursuant to an automatic rebalance will not be considered a Reallocation Election for purposes of Section 7.1(b), and will not count toward the limit set forth in Section 7.2 of six Reallocation Elections per calendar year.

2.	Effective January 1, 2017, Section 4.l shall be revised as follows:

At such times as are determined by the Plan Administrator, each Eligible Associate may complete and submit to the Plan Administrator a Deferral Election applicable to the Eligible Associate's Compensation payable for services performed in such periods on and after January 1, 2005 and following the date of the Deferral Election (or other such periods consistent with Legal Deferral Requirements) determined by the Plan Administrator. Within thirty (30) days after attaining the status of Eligible Associate in his or her first calendar year as an Officer or 090 Employee, such Eligible Associate may complete and submit to the Plan Administrator a Deferral Election applicable to the Eligible Associate's Compensation payable for services in the current calendar year or other periods following the date of the Deferral Election (or other such periods consistent with Legal Deferral Requirements) determined by the Plan Administrator. An Eligible Associate may revoke a Deferral Election prior to the end of period established by Plan Administrator for making such Deferral Election, but only to the extent such revocation is consistent with Legal Deferral Requirements. The Plan Administrator shall prescribe the form(s) of Deferral Election.

IN WITNESS WHEREOF, this Amendment Number Twelve to the MetLife Leadership Deferred Compensation Plan is hereby adopted and approved.

By: /s/ Andrew J. Bernstein
PLAN ADMINISTRATOR

Date: 12/19/2017

Witness /s/ Bonita Haskins